Exhibit 99.1


Contact: Mark Newburg                    or Yvonne L. Zappulla
         CEO and President                  Managing Director
         VirtGame Corp.                     Wall Street Investor Relations Corp.
         702-228-4231                       212-681-4108
         investorrelations@virtgame.com     Yvonne@WallStreetIR.com

        Progressive Gaming International Files S-4 Registration Statement
                         to Advance Merger with VirtGame

LAS VEGAS, Nevada - April 26, 2005 - On April 25, 2005, Mikohn Gaming Corporation d/b/a Progressive Gaming International Corporation (NASDAQ:PGIC) ("Progressive"), a leading supplier of integrated casino management systems and games for the gaming industry world-wide, today filed with the SEC a Form S-4 Registration Statement to register up to 2,000,000 shares of Progressive common stock to forward its proposed acquisition of VirtGame Corp. (OTC BB: VGTI), a provider of innovative software solutions to the regulated gaming industry.

The transaction, which was unanimously approved by VirtGame's Board of Directors, is expected to close in the third quarter of 2005. Regulatory and VirtGame shareholder approval is required to complete the deal. VirtGame will soon advise shareholders of the date of a special meeting of shareholders to vote on the approval and adoption of its merger with Progressive.

The merger requires approval by the holders of VirtGame's common and preferred stock. VirtGame common stockholders will be allowed to vote by proxy or by attending the special meeting and voting in person. Shares of VirtGame common stock held in "street name" will not be voted by the stockholder's broker unless the stockholder instructs its broker on how to vote in accordance with the information and procedures provided to the stockholder by its broker. Broker non-votes will not be counted in favor of the merger and will have the same effect as a vote against approval of the merger.

About Progressive Gaming International

Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.

The Company is unique in the industry in offering management, progressive systems and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net or www.mikohn.com.

About VirtGame Corp.

VirtGame is a Nevada Gaming Commission licensed provider of innovative sports book software systems and server-based, networked gaming software for regulated gaming applications. VirtGame's technology platform, VirtGame SP(TM), is a comprehensive, scalable and customizable, enabling gaming on any hardware platform including PCs, hand-held devices and mobile phones. Gaming content is stored on a central server and sent to terminals anywhere on the casino floor, or beyond to extended licensed locations. The Company's products, when used in combination, and individually, create greater efficiencies, reduce costs, increase revenues and extend the branch reach of casinos. For more information, please visit www.virtgame.com.


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Additional Information

Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation has filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes a preliminary prospectus of Mikohn, a preliminary proxy statement of VirtGame Corp., and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the prospectus/proxy statement regarding the proposed merger, when available, because it contains important information. Investors and security holders may obtain a free copy of the prospectus/proxy statement, when available, and other documents filed by Mikohn and VirtGame at the Securities and Exchange Commission's web site at www.sec.gov. The prospectus/proxy statement and such other documents may be obtained, when available, from VirtGame by directing such request to VirtGame Corp., 5900 Pasteur Ct., Suite 100, Carlsbad, California 92008, Attention: Investor Relations. The prospectus/proxy statement and such other documents may also be obtained, when available, from Mikohn by directing such request to Progressive Gaming International Corporation, 920 Pilot Road, Las Vegas, Nevada, 89119, Attention:
Investor Relations. Mikohn, VirtGame and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of VirtGame with respect to the transactions contemplated by the merger agreement. A description of any interests that VirtGame's or Mikohn's directors and executive officers have in the proposed merger are included in the prospectus/proxy statement. Information regarding VirtGame's officers and directors is included in VirtGame's Form 10-KSB filed with the Securities and Exchange Commission on April 4, 2005. Information regarding Mikohn's officers and directors is included in Mikohn's Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. These materials are available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from VirtGame and Mikohn.

Safe Harbor Statements under The Private Securities Litigation Reform Act of
1995

This release contains forward-looking statements, including statements regarding expectations for the acquisition of VirtGame and the number of shares of Progressive Gaming common stock expected to be issued in connection with the proposed transaction. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that merger transaction may not be completed in the third quarter of 2005, or at all, risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the transaction, including approval by stockholders of VirtGame, risks related to any uncertainty surrounding the transaction, and the costs related to the transaction. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur. We encourage readers to review the registration statement on Form S-4 filed by Progressive with the Securities and Exchange Commission on April 25, 2005, including the prospectus/proxy statement, when available. The registration statement on Form S-4 has a more complete summary of the merger terms and includes as an appendix thereto the definitive merger agreement.

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